LOAN AGREEMENT

April 24, 2018

Hampshire Avenue Sdn Bhd, (the “Lender”) of 156 Jalan Utama, 10450  Georgetown, P. Penang, Malaysia agrees to advance CAD$10,000 (the “Principal Sum”) to VGrab Communications Inc. (the “Borrower”) of 1130 W. Pender Street, Unit 820, Vancouver, BC V6E 4A4. The funds will be advanced on April 24, 2018 (the “Effective date”).

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 4% per year (the “Interest”) from April 24, 2018. The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Hampshire Avenue Sdn Bhd	VGrab Communications Inc.

Per:	Per:

/s/ Ahmad Mazlanbin Ahmad	/s/ Lim Hun Beng
Name: Ahmad Mazlanbin Ahmad	Name: Lim Hun Beng
Position:	Position: CEO

PROMISSORY NOTE

Principal Amount: CAD$10,000	April 24, 2018

FOR VALUE RECEIVED VGrab Communications Inc., (the “Borrower”) promises to pay on demand to the order of Hampshire Avenue Sdn Bhd (the “Lender”) the sum of $10,000 lawful money of Canada (the “Principal Sum”) together with interest on the Principal Sum from April 24, 2018 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 4 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 4.07% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

VGrab Communications Inc.

Per:

/s/ Lim Hun Beng

Name: Lim Hun Beng

Position: CEO